As filed with the Securities and Exchange Commission on June 5, 2003
                                                 Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               _________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                   _________
                              Micrel, Incorporated
             (Exact name of Registrant as specified in its charter)

        California                                         94-2526744
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)
                              __________________

                               2180 Fortune Drive
                           San Jose, California 95131
                                 (408) 944-0800
          (Address of Principal Executive Offices including Zip Code)

                 Micrel, Incorporated 2003 Incentive Award Plan
                           (Full title of the plans)
                                ________________

          Raymond D. Zinn                                  Copies to:
President and Chief Executive Officer                 Patrick A. Pohlen, Esq.
       Micrel, Incorporated                              Latham & Watkins
        2180 Fortune Drive                            135 Commonwealth Drive
     San Jose, California 95131                    Menlo Park, California 94025
          (408) 944-0800                                 (650) 328-4600

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

===============================================================================
                       CALCULATION OF REGISTRATION FEE
===============================================================================
  Title of         Amount     Proposed Maximum  Proposed Maximum     Amount of
Securities to     to be(1)     Offering Price      Aggregate       Registration
be Registered    Registered     Per Share(2)    Offering Price(2)       Fee
-------------    ----------   ---------------   ----------------   ------------
Common Stock,    6,567,278      $   12.07         $ 79,267,045       $6,413
no par value
===============================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the 2003 Incentive Award Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low prices for the Registrant's common stock reported by the Nasdaq National Market on May 30, 2003.

      Proposed sale to take place as soon after the effective date of the registration statement as options granted under the plan are exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   The information called for in Part I of Form S-8 is not being filed with or included in this registration statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   This registration statement covers shares of common stock of Micrel, Incorporated that have been authorized for issuance pursuant to the Micrel, Incorporated 2003 Incentive Award Plan.

Item 3.     Incorporation of Documents by Reference

   The following documents, which were filed with the Commission, are incorporated herein by reference:

   (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, including all material incorporated therein by reference.

   (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed on May 15, 2003, including all material incorporated therein by reference.

   (c) Item 5 of the Registrant's Current Report on Form 8-K filed on April 22, 2003, including all material incorporated therein by reference.

   (d) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed on December 6, 1994, including all material incorporated therein by reference and including any amendment or report filed for the purpose of updating such description.

   In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities

   Not Applicable.

Item 5.     Interests of Named Experts and Counsel

   Not Applicable.

Item 6.     Indemnification of Directors and Officers

   The Registrant's Restated Articles of Incorporation provide that the liability of the Registrant's directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to
Section 317 of the California Corporations Code, or CCC, a corporation generally has the power to indemnify directors and officers against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions provided they acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful. California law also empowers a corporation to purchase and maintain insurance on behalf of directors and officers against any liability arising out of their capacity or status as such, whether or not the corporation would have the power to indemnify the directors and officers against such liability under Section 317 of the CCC.

   The Registrant's Restated Articles of Incorporation do not eliminate a director's duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief will remain available under California law. Consistent with Section 204 of the CCC, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

   The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of its directors and executive officers.

   The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

Item 7.     Exemption from Registration Claimed

   Not Applicable.

Item 8.       Exhibits

   See the Index to Exhibits on page 6.

Item 9.     Undertakings

   (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of San Jose, state of California, on this 5th day of June, 2003.


                                        MICREL, INCORPORATED

                                   By:  /s/ Richard D. Crowley
                                      --------------------------=
                                            Richard D. Crowley

                                        Chief Financial Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard D. Crowley and J. Vincent Tortolano, jointly and severally, his attorneys-in-fact and agents, each with power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                      Date
---------                             --------                     ----

/s/ Raymond D. Zinn             President, Chief Executive      June 5, 2003
----------------------------    Officer and Chairman of the
    Raymond D. Zinn             Board of Directors
                                (Principle Executive Officer)

/s/ Richard B. Crowley, Jr.     Chief Financial Officer         June 5, 2003
----------------------------    (Principle Financial and
    Richard B. Crowley, Jr.     Accounting Officer)


/s/Larry L Hansen               Director                        June 5, 2003
----------------------------
   Larry L. Hansen

/s/ George Kelly                Director                        June 5, 2003
----------------------------
George Kelly

/s/ Donald H. Livingstone       Director                        June 5, 2003
----------------------------
    Dale L. Peterson


/s/ Warren H. Muller            Director                        June 5, 2003
----------------------------
    Warren H. Muller

                               INDEX TO EXHIBITS

EXHIBIT                          DESCRIPTION
-------                          -----------
   4.1   Micrel, Incorporated 2003 Incentive Award Plan (1)

   5.1   Opinion of Latham & Watkins

   23.1   Consent of PricewaterhouseCoopers LLP

   23.2   Consent of Deloitte & Touche LLP

   23.3   Consent of Latham & Watkins (included in Exhibit 5.1 hereto)

   24.1 Power of Attorney (included on the signature page of this registration statement)

(1) Incorporated by reference to the Registrant's proxy materials filed with the Commission on May 9, 2003 relating to the Registrant's annual meeting on May 22, 2003.

                                                                  Exhibit 5.1
                         [Latham & Watkins Letterhead]

                                 June 5, 2003

Micrel, Incorporated
2180 Fortune Drive
San Jose, California  95131

Ladies and Gentlemen:

   In connection with the registration under the Securities Act of 1933, as amended, by Micrel, Incorporated, a California corporation (the "Company"), of an aggregate 6,567,278 shares of common stock, no par value (the "Shares"), of the Company issuable under the Company's 2003 Incentive Award Plan (the "Plan") on Form S-8 to be filed with the Securities and Exchange Commission on June 5, 2003 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

   In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

   In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

   We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

   Subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

   We consent to your filing this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                         /s/ Latham & Watkins LLP

                                                                  EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2003, except for Note 7, which is as of February 24, 2003, relating to the financial statements and financial statement schedule, which appears in Micrel, Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose
May 30, 2003

INDEPENDENT AUDITORS' CONSENT                                  EXHIBIT 23.2




We consent to the incorporation by reference in this Registration Statement of Micrel, Incorporated on Form S-8 of our report dated January 28, 2002 relating to the consolidated financials statements of Micrel, Incorporated as of December 31, 2001 and for the years ended December 31, 2001 and 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retroactive effect given in the consolidated financial statements for the pooling of interests between Micrel, Incorporated and Kendin Communications, Inc.), appearing in the Annual Report on Form 10-K of Micrel, Incorporated for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

San Jose, California
May 30, 2003